Exhibit 99.1
CRITEO REPORTS RECORD FOURTH QUARTER 2023 RESULTS

2023 Activated Media Spend Up 30% to $4.1 Billion
Deployed $125 Million to Repurchase Shares in 2023 and Increases Share Buyback Authorization by $150 Million
Targeting Mid-Single-Digit Growth in 2024

NEW YORK - February 7, 2024 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2023.

Fourth Quarter and Fiscal Year 2023 Financial Highlights:

The following table summarizes our consolidated financial results for the three months and twelve months ended December 31, 2023:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	YoY Change	2023	2022	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$566	$564	0.3%	$1,949	$2,017	(3)%
Gross Profit	$277	$247	12%	$863	$795	9%
Net Income	$62	$16	287%	$55	$11	402%
Gross Profit margin	49%	44%	5ppt	44%	39%	5ppt
Diluted EPS	$1.02	$0.25	308%	$0.88	$0.14	529%
Cash from operating activities	$161	$125	29%	$224	$256	(12)%
Cash and cash equivalents	$336	$348	(3)%	$336	$348	(3)%

Non-GAAP Results[1]
Contribution ex-TAC	$316	$283	12%	$1,023	$928	10%
Contribution ex-TAC margin	56%	50%	6ppt	52%	46%	6ppt
Adjusted EBITDA	$139	$104	33%	$302	$267	13%
Adjusted diluted EPS	$1.52	$0.84	81%	$3.18	$2.76	15%
Free Cash Flow (FCF)	$142	$111	28%	$110	$200	(45)%
FCF / Adjusted EBITDA	102%	106%	(4)ppt	36%	75%	(39)ppt

“We achieved double-digit growth for the second consecutive year, with a historic milestone of crossing $1 billion in Contribution ex-TAC for the first time and Retail Media now surpassing $200 million in annual revenue,” said Megan Clarken, Chief Executive Officer of Criteo. “As we step into 2024, we look forward to harnessing the opportunities that lie ahead, and our commitment remains steadfast towards sustainable, profitable growth to drive shareholder value.”

Operating Highlights
•Criteo's activated media spend2 was $1.3 billion in Q4 and $4.1 billion in the last 12 months, growing 30% year-over-year at constant currency3.
•Our focus on efficiencies delivered over $70 million in cost savings and an adjusted EBITDA margin of 30% in 2023.
•Retail Media Contribution ex-TAC grew 29% year-over-year at constant currency3 in Q4 and 26% in 2023.
•Same-retailer Contribution ex-TAC4 retention for Retail Media was 121% in both Q4 and 2023.
•We expanded our platform adoption to 2,600 brands and 220 retailers, including Albertsons and PcComponentes.
•Marketing Solutions Contribution ex-TAC was up 6% year-over-year at constant currency3 in Q4.
•We deployed $125 million of capital for share repurchases in 2023, and our Board of Directors authorized a $150 million increase to the Company’s existing share repurchase program in February 2024.
•We amended our syndicated credit facility to a €407 million ($450 million) sustainability-linked credit facility.
•The Science Based Targets Initiative approved Criteo’s greenhouse gas (GHG) emissions reduction targets, in line with the Paris Agreement’s goal to limit the global average temperature increase to 1.5° Celsius.
___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Activated media spend is defined as the sum of our Marketing Solutions revenue, the media spend activated on behalf of our Retail Media clients, and the media spend activated by Iponweb.
3 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
4 Same-client profitability or Contribution ex-TAC is the profitability or Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.

Financial Summary

Revenue for Q4 2023 was $566 million, gross profit was $277 million and Contribution ex-TAC was $316 million. Net income for Q4 was $62 million, or $1.02 per share on a diluted basis. Adjusted EBITDA for Q4 was $139 million, resulting in an adjusted diluted EPS of $1.52. As reported, revenue for Q4 was flat, gross profit increased 12% and Contribution ex-TAC increased by 12%. At constant currency, revenue for Q4 was flat and Contribution ex-TAC increased by 10%.

Revenue for the fiscal year 2023 was $1.9 billion, gross profit was $863 million and Contribution ex-TAC was $1.0 billion. As reported, revenue for 2023 decreased by 3%, gross profit increased 9% and Contribution ex-TAC increased by 10%. At constant currency, revenue for 2023 decreased by 3% and Contribution ex-TAC increased by 11%. Net income for fiscal 2023 was $55 million, or $0.88 per share on a diluted basis. Fiscal year 2023 Adjusted EBITDA was $302 million, resulting in an adjusted diluted EPS of $3.18. Cash flow from operating activities was $161 million in Q4 and Free Cash Flow was $142 million in Q4. As of December 31, 2023, we had $359 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “In 2023, we delivered an adjusted EBITDA margin of 30%, above guidance, and we deployed $125 million of capital for share repurchases to drive shareholder value. Our record fourth quarter performance reflects building momentum for our Commerce Media Platform and our strong focus on cost efficiencies, setting the stage for continued growth and robust profitability in 2024.”

Fourth Quarter 2023 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue was flat year-over-year in Q4 2023, and flat at constant currency, to $566 million (Q4 2022: $564 million). Gross profit increased by 12% year-over-year in Q4 2023 to $277 million (Q4 2022: $247 million). Gross profit as a percentage of revenue, or gross profit margin, was 49% (Q4 2022: 44%). Contribution ex-TAC in the fourth quarter increased 12% year-over-year, or increased 10% at constant currency, to $316 million (Q4 2022: $283 million). Contribution ex-TAC as a percentage of revenue, or Contribution ex-TAC margin, was 56% (Q4 2022: 50%), up 600 basis points year-over-year, largely driven by Retail Media and Marketing Solutions.

•Marketing Solutions revenue decreased 3%, or 3% at constant currency, and Marketing Solutions Contribution ex-TAC increased 8%, or 6% at constant currency, driven by the continued traction of Commerce Audiences as more clients adopt full funnel activation.
•Retail Media revenue increased 28%, or 26% at constant currency, reflecting continued strength in Retail Media onsite. Retail Media Contribution ex-TAC increased 30%, or 29% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Iponweb revenue increased 3%, or 2% at constant currency, to $35 million.

Net Income and Adjusted Net Income

Net income was $62 million in Q4 2023 (Q4 2022: net income of $16 million). Net income allocated to shareholders of Criteo was $61 million, or $1.02 per share on a diluted basis (Q4 2022: net income available to shareholders of $15 million, or $0.25 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $91 million, or $1.52 per share on a diluted basis (Q4 2022: $52 million, or $0.84 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $139 million, representing an increase of 33% year-over-year (Q4 2022: $104 million). This reflects higher Contribution ex-TAC over the period and planned cost reduction actions. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 44% (Q4 2022: 37%).

Operating expenses decreased by 5% year-over-year to $188 million (Q4 2022: $198 million), mostly driven by cost reduction actions. Non-GAAP operating expenses decreased by 5% to $147 million (Q4 2022: $154 million).

Fiscal Year 2023 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased by 3% year-over-year, or 3% at constant currency, to $1,949 million (FY 2022: $2,017 million). Gross profit increased by 9% year-over-year to $863 million (FY 2022: $795 million). Gross profit as a percentage of revenue, or gross profit margin, was 44% (FY 2022: 39%). Contribution ex-TAC increased 10% year-over-year, or increased 11% at constant currency, to $1,023 million (FY 2022: $928 million). Contribution ex-TAC as a percentage of revenue, or Contribution ex-TAC margin, was 52% (FY 2022: 46%), up 600 basis points year-over-year, largely driven by Retail Media and Iponweb.

•Marketing Solutions revenue decreased 8%, or 8% at constant currency, and Marketing Solutions Contribution ex-TAC decreased 3%, or 2% at constant currency, driven by lower Retargeting, partially offset by solid growth for Commerce Audiences.
•Retail Media revenue increased 3%, or 3% at constant currency, reflecting the impact related to the client migration to the Company's platform. Retail Media Contribution ex-TAC increased 26%, or 26% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Iponweb revenue increased 135%, or 133% at constant currency, to $122 million following the closing of the acquisition on August 1, 2022.

Net Income and Adjusted Net Income

Net income was $55 million (FY 2022: $11 million). Net income available to shareholders of Criteo was $53 million, or $0.88 per share on a diluted basis (FY 2022: $9 million, or $0.14 per share on a diluted basis).

Adjusted net income was $191 million, or $3.18 per share on a diluted basis (FY 2022: $173 million, or $2.76 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $302 million, representing an increase of 13% year-over-year (FY 2022: $267 million). This reflects higher Contribution ex-TAC and planned cost reduction actions. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 30% (FY 2022: 29%).

Operating expenses increased 2% year-over-year to $786 million (FY 2022: $771 million), mostly driven by equity awards compensation expense and operating costs from Iponweb, partially offset by cost reduction actions. Non-GAAP operating expenses increased by 5% or $28 million to $607 million (FY 2022: $580 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities increased to $161 million in Q4 2023 (Q4 2022: $125 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, increased to $142 million in Q4 2023 (Q4 2022: $111 million).

Cash and cash equivalents, and marketable securities, decreased $14 million compared to December 31, 2022 to $359 million, after spending $125 million on share repurchases in 2023.

As of December 31, 2023, the Company had total financial liquidity of approximately $837 million, including its cash position, marketable securities, revolving credit facility and treasury shares reserved for M&A.

Sustainability-Linked Revolving Credit Facility

A key pillar of our sustainability strategy is reducing our carbon footprint, and we committed to reducing our greenhouse gas (GHG) emissions by 2030 in line with the 1.5°C scenario of the Paris Agreement. Criteo recently became the first AdTech company to have its GHG emissions reduction targets approved by the Science Based Targets initiative ("SBTi").

On November 17, 2023, we updated certain terms of our €407 million ($450 million) syndicated credit facility to a €407 million ($450 million) sustainability-linked credit facility, the framework for which was provided for in the initial credit facility agreement. Certain terms and conditions of the amended credit facility are now linked to our sustainability goals to increase the representation of women in tech roles and reduce our GHG emissions, while the rest of the credit facility agreement remains unchanged.

2024 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of February 7, 2024.

Fiscal year 2024 guidance:
•Mid-single-digit growth in Contribution ex-TAC at constant currency
•Adjusted EBITDA margin of approximately 29% to 30% of Contribution ex-TAC

First quarter 2024 guidance:
•Contribution ex-TAC between $243 million and $247 million, or year-over-year growth at constant-currency of +10% to +12%
•Adjusted EBITDA between $50 million and $54 million

The above guidance for the first quarter and fiscal year ending December 31, 2024 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.909, a U.S. dollar-Japanese Yen rate of 145, a U.S. dollar-British pound rate of 0.791, a U.S. dollar-Korean Won rate of 1,300 and a U.S. dollar-Brazilian real rate of 4.95.

The above guidance assumes that no additional acquisitions are completed during the first quarter of 2024 or the fiscal year ended December 31, 2024.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Extension of Share Repurchase Authorization

Criteo's Board of Directors has authorized a $150 million extension of its previously authorized share repurchase program of up to $480 million of the Company's outstanding American Depository Shares to an increased amount of up to $630 million. The Company intends to use repurchased shares under this extended program to satisfy employee equity obligations in lieu of issuing new shares, which would limit future dilution for its shareholders, as well as to fund potential acquisitions in the future.

Under the terms of the authorization, the stock purchases may be made from time to time in compliance with applicable state and federal securities laws and applicable provisions of French corporate law. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability, as determined by Criteo's management team. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, certain acquisition costs and a loss contingency related to a regulatory matter. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, certain restructuring, integration and transformation costs, certain acquisition costs, a loss contingency related to a regulatory matter, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, certain acquisition and integration costs, and a loss contingency related to a regulatory matter. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending March 31, 2024 and the year ending December 31, 2024, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 24, 2023, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and rising interest rates in the U.S. have impacted Criteo's business, financial condition, cash flow and results of operations.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, February 7, 2024, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 855 209 8212
•International:            +1 412 317 0788
•France                080-510-2319

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects thousands of marketers and media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$336,341	$348,200
Trade receivables, net of allowances of $ 43.3 million and $ 47.8 million at December 31, 2023 and December 31, 2022, respectively	775,589	708,949
Income taxes	2,065	23,609
Other taxes	109,306	78,274
Other current assets	48,291	51,866
Restricted cash - current	75,000	25,000
Marketable securities - current portion	5,970	25,098
Total current assets	1,352,562	1,260,996
Property, plant and equipment, net	126,494	131,207
Intangible assets, net	180,888	175,983
Goodwill	524,197	515,140
Right of Use Asset - operating lease	112,487	102,176
Restricted cash - non current	—	75,000
Marketable securities - non current portion	16,575	—
Non-current financial assets	5,294	5,928
Other non-current assets	60,742	50,818
Deferred tax assets	52,680	31,646
Total non-current assets	1,079,357	1,087,898
Total assets	$2,431,919	$2,348,894

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$838,522	$742,918
Contingencies - current portion	1,467	65,759
Income taxes	17,213	13,037
Financial liabilities - current portion	3,389	219
Lease liability - operating - current portion	35,398	31,003
Other taxes	66,659	58,031
Employee - related payables	113,287	85,569
Other current liabilities	104,552	83,457
Total current liabilities	1,180,487	1,079,993
Deferred tax liabilities	1,083	3,463
Defined benefit plans	4,123	3,708
Financial liabilities - non current portion	77	74
Lease liability - operating - non current portion	83,051	77,536
Contingencies - non current portion	32,625	33,788
Other non-current liabilities	19,082	69,226
Total non-current liabilities	140,041	187,795
Total liabilities	1,320,528	1,267,788
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 61,165,663 and 63,248,728 shares authorized, issued and outstanding at December 31, 2023 and December 31, 2022 , respectively.	2,023	2,079
Treasury stock, 5,400,572 and 5,985,104 shares at cost as of December 31, 2023 and December 31, 2022 , respectively.	(161,788)	(174,293)
Additional paid-in capital	769,240	734,492
Accumulated other comprehensive income (loss)	(85,326)	(91,890)
Retained earnings	555,456	577,653
Equity - attributable to shareholders of Criteo S.A.	1,079,605	1,048,041
Non-controlling interests	31,786	33,065
Total equity	1,111,391	1,081,106
Total equity and liabilities	$2,431,919	$2,348,894

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	YoY change	2023	2022	YoY change

Revenue	$566,302	$564,425	—%	$1,949,445	$2,017,003	(3)%

Cost of revenue
Traffic acquisition cost	(249,926)	(281,021)	(11)%	(926,839)	(1,088,779)	(15)%
Other cost of revenue	(39,750)	(36,810)	8%	(159,562)	(133,024)	20%

Gross profit	276,626	246,594	12%	863,044	795,200	9%

Operating expenses:
Research and development expenses	(48,402)	(69,348)	(30)%	(242,289)	(187,596)	29%
Sales and operations expenses	(97,687)	(99,633)	(2)%	(406,012)	(377,996)	7%
General and administrative expenses	(42,219)	(28,969)	46%	(137,525)	(205,330)	(33)%
Total Operating expenses	(188,308)	(197,950)	(5)%	(785,826)	(770,922)	2%
Income (loss) from operations	88,318	48,644	82%	77,218	24,278	218%
Financial and Other income (expense)	(4,498)	(6,144)	(27)%	(2,490)	17,783	(114)%
Income (loss) before taxes	83,820	42,500	97%	74,728	42,061	78%
Provision for income tax (expense) benefit	(21,769)	(26,451)	(18)%	(20,084)	(31,186)	(36)%
Net income (loss)	$62,051	$16,049	287%	$54,644	$10,875	402%

Net income (loss) available to shareholders of Criteo S.A.	$61,017	$15,400	296%	$53,259	$8,952	495%
Net income (loss) available to non-controlling interests	$1,034	$649	59%	$1,385	$1,923	(28)%

Weighted average shares outstanding used in computing per share amounts:
Basic	56,107,042	58,732,771	(4)%	56,170,658	60,004,707	(6)%
Diluted	59,687,020	61,898,460	(4)%	60,231,627	62,760,198	(4)%

Net income (loss) allocated to shareholders per share:
Basic	$1.09	$0.26	319%	$0.95	$0.15	533%
Diluted	$1.02	$0.25	308%	$0.88	$0.14	529%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	YoY Change	2023	2022	YoY Change
Net income (loss)	$62,051	$16,049	287%	$54,644	$10,875	NM
Non-cash and non-operating items	60,663	62,986	(4)%	103,369	185,029	(44)%
- Amortization and provisions	16,048	15,611	3%	72,336	150,261	(52)%
- Payment for contingent liability on regulatory matters	—	—	NM	(43,334)	—	NM
- Equity awards compensation expense (1)	20,832	22,440	(7)%	97,185	65,034	49%
- Net (gain) or loss on disposal of non-current assets	974	167	483%	(7,929)	(194)	NM
- Interest accrued and non-cash financial income and expenses	—	1,985	(100)%	—	(259)	—%
- Change in uncertain tax positions	(566)	412	(237)%	(880)	412	NM
- Net change in fair value of Earn-out	845	771	10%	2,344	771	NM
- Change in deferred taxes	1,154	19,653	(94)%	(23,588)	3,602	NM
- Change in income taxes	22,431	1,947	NM	4,424	(10,952)	NM
- Other	(1,055)	—	NM	2,811	(23,646)	NM
Changes in working capital related to operating activities	38,626	46,420	(17)%	66,233	60,081	10%
- (Increase) / Decrease in trade receivables	(135,234)	(117,309)	15%	(56,344)	(41,910)	34%
- Increase / (Decrease) in trade payables	159,127	153,318	4%	87,937	133,792	(34)%
- (Increase) / Decrease in other current assets	(10,447)	8,537	(222)%	(8,479)	(14,687)	(42)%
- Increase / (Decrease) in other current liabilities	25,889	2,316	NM	43,815	(17,862)	NM
- Change in operating lease liabilities and right of use assets	(709)	(442)	60%	(696)	748	NM
CASH FROM (USED FOR) OPERATING ACTIVITIES	161,340	125,455	29%	224,246	255,985	(12)%
Acquisition of intangible assets, property, plant and equipment	(14,663)	(35,841)	(59)%	(92,501)	(84,796)	9%
Change in accounts payable related to intangible assets, property, plant and equipment	(5,061)	21,319	(124)%	(21,810)	28,951	NM
Payment for business, net of cash acquired	132	(2,574)	(105)%	(6,825)	(138,027)	(95)%
Proceeds from disposition of investment	(778)	—	NM	8,847	—	NM
Change in other non-current financial assets	15,857	(15,299)	(204)%	3,577	27,753	(87)%
CASH FROM (USED FOR) INVESTING ACTIVITIES	(4,513)	(32,395)	(86)%	(108,712)	(166,119)	(35)%
Proceeds from borrowings under line-of-credit agreement	—	—	NM	—	78,513	NM
Repayment of borrowings	—	—	NM	—	(78,513)	NM
Change in other financial liabilities	235	(372)	(163)%	235	(265)	NM
Proceeds from exercise of stock options	(3)	411	(101)%	1,945	1,028	89%
Repurchase of treasury stocks	(22,135)	(76,523)	(71)%	(125,489)	(135,685)	(8)%
Cash payment for contingent consideration	—	—	NM	(22,025)	—	NM
Other	(493)	(364)	35%	(1,920)	21,878	NM
CASH FROM (USED FOR) FINANCING ACTIVITIES	(22,396)	(76,848)	(71)%	(147,254)	(113,044)	30%
Effect of exchange rates changes on cash and cash equivalents	6,969	24,665	(72)%	(5,223)	(44,149)	(88)%
Net increase (decrease) in cash and cash equivalents	141,400	40,877	246%	(36,943)	(67,327)	(45)%
Net cash and cash equivalents at beginning of period	269,857	407,323	(34)%	448,200	515,526	(13)%
Net cash and cash equivalents and restricted cash at end of period	$411,257	$448,200	(8)%	$411,257	$448,200	(8)%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$1,250	$(4,439)	(128)%	$(40,127)	$(38,124)	5%
Cash paid for interest	$(424)	$(339)	25%	$(1,539)	$(1,298)	19%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $20.3 million and $22.1 million of equity awards compensation expense for the quarters ended December 31, 2023 and 2022, respectively, and $95.3 million and $63.2 million of equity awards compensation for the twelve months ended December 31, 2023 and 2022, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	YoY Change	2023	2022	YoY Change

CASH FROM (USED FOR) OPERATING ACTIVITIES	$161,340	$125,455	29%	$224,246	$255,985	(12)%
Acquisition of intangible assets, property, plant and equipment	(14,663)	(35,841)	(59)%	(92,501)	(84,796)	9%
Change in accounts payable related to intangible assets, property, plant and equipment	(5,061)	21,319	(124)%	(21,810)	28,951	NM
FREE CASH FLOW (1)	$141,616	$110,933	28%	$109,935	$200,140	(45)%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	YoY Change	2023	2022	YoY Change
Gross Profit	276,626	246,594	12%	863,044	795,200	9%

Other Cost of Revenue	39,750	36,810	8%	159,562	133,024	20%

Contribution ex-TAC (1)	$316,376	$283,404	12%	$1,022,606	$928,224	10%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
Segment	2023	2022	YoY Change	YoY Change at Constant Currency (3)	2023	2022	YoY Change	YoY Change at Constant Currency (3)
Revenue
Marketing Solutions	$455,030	$470,918	(3)%	(3)%	$1,617,973	$1,762,517	(8)%	(8)%
Retail Media (2)	76,583	59,801	28%	26%	209,007	202,317	3%	3%
Iponweb	34,689	33,706	3%	2%	122,465	52,169	135%	133%
Total	566,302	564,425	0.3%	0.3%	1,949,445	2,017,003	(3)%	(3)%

Contribution ex-TAC
Marketing Solutions	207,533	192,616	8%	6%	696,681	714,695	(3)%	(2)%
Retail Media (2)	74,154	57,082	30%	29%	203,460	161,360	26%	26%
Iponweb	34,689	33,706	3%	2%	122,465	52,169	135%	133%
Total (1)	$316,376	$283,404	12%	10%	$1,022,606	$928,224	10%	11%

(1) Refer to the Non-GAAP Financial Measures section of this filing for a definition of the Non-GAAP metric.

(2) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions were accounted for on a gross basis. Most clients using Criteo’s legacy Retail Media solutions transitioned to this platform by the end of 2022. During the transition period, Revenue declined but Contribution ex-TAC margin increased. Contribution ex-TAC was not impacted by this transition.

(3) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	YoY Change	2023	2022	YoY Change
Net income (loss)	$62,051	$16,049	287%	$54,644	$10,875	402%
Adjustments:
Financial (Income) expense	4,497	6,427	(30)%	2,805	(17,053)	(116)%
Provision for income taxes	21,769	26,451	(18)%	20,084	31,186	(36)%
Equity awards compensation expense	21,003	22,441	(6)%	99,222	65,035	53%
Pension service costs	(131)	970	(114)%	401	1,756	(77)%
Depreciation and amortization expense	23,079	27,450	(16)%	99,653	89,018	12%
Acquisition-related costs	613	1,093	(44)%	1,894	12,584	(85)%
Net loss contingency on regulatory matters	35	(699)	(105)%	(21,632)	63,221	(134)%
Restructuring, integration and transformation costs	5,729	4,123	39%	44,727	10,677	319%
Total net adjustments	76,594	88,256	(13)%	247,154	256,424	(4)%
Adjusted EBITDA (1)	$138,645	$104,305	33%	$301,798	$267,299	13%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	YoY Change	2023	2022	YoY Change
Research and Development expenses	$(48,402)	$(69,348)	(30)%	$(242,289)	$(187,596)	29%
Equity awards compensation expense	10,465	15,348	(32)%	55,078	36,514	51%
Depreciation and Amortization expense	10,258	12,792	(20)%	38,485	22,474	71%
Pension service costs	(18)	483	(104)%	263	891	(70)%
Acquisition-related costs	(3)	(2)	50%	504	165	205%
Restructuring, integration and transformation costs	1,030	633	63%	9,853	1,618	509%
Non GAAP - Research and Development expenses	(26,670)	(40,094)	(33)%	(138,106)	(125,934)	10%
Sales and Operations expenses	(97,687)	(99,633)	(2)%	(406,012)	(377,996)	7%
Equity awards compensation expense	4,819	4,505	7%	21,633	14,200	52%
Depreciation and Amortization expense	3,140	3,930	(20)%	13,267	14,808	(10)%
Pension service costs	(132)	220	(160)%	(49)	339	(114)%
Acquisition-related costs	—	—	NM	—	—	NM
Restructuring, integration and transformation costs	2,913	408	614%	19,923	4,316	362%
Non GAAP - Sales and Operations expenses	(86,947)	(90,570)	(4)%	(351,238)	(344,333)	2%
General and Administrative expenses	(42,219)	(28,969)	46%	(137,525)	(205,330)	(33)%
Equity awards compensation expense	5,719	2,588	121%	22,511	14,321	57%
Depreciation and Amortization expense	477	(925)	(152)%	2,127	854	149%
Pension service costs	19	267	(93)%	187	526	(64)%
Acquisition-related costs	616	1,095	(44)%	1,390	12,419	(89)%
Restructuring, integration and transformation costs	1,786	3,082	(42)%	14,951	4,743	215%
Net loss contingency on regulatory matters	35	(699)	(105)%	(21,632)	63,221	(134)%
Non GAAP - General and Administrative expenses	(33,567)	(23,561)	42%	(117,991)	(109,246)	8%
Total Operating expenses	(188,308)	(197,950)	(5)%	(785,826)	(770,922)	2%
Equity awards compensation expense	21,003	22,441	(6)%	99,222	65,035	53%
Depreciation and Amortization expense	13,875	15,797	(12)%	53,879	38,136	41%
Pension service costs	(131)	970	(114)%	401	1,756	(77)%
Acquisition-related costs	613	1,093	(44)%	1,894	12,584	(85)%
Restructuring, integration and transformation costs	5,729	4,123	39%	44,727	10,677	319%
Net loss contingency on regulatory matters	35	(699)	(105)%	(21,632)	63,221	(134)%
Total Non GAAP Operating expenses (1)	(147,184)	$(154,225)	(5)%	(607,335)	(579,513)	5%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	YoY Change	2023	2022	YoY Change
Net income (loss)	$62,051	$16,049	287%	$54,644	$10,875	402%
Adjustments:
Equity awards compensation expense	21,003	22,441	(6)%	99,222	65,035	53%
Amortization of acquisition-related intangible assets	8,943	12,423	(28)%	34,980	23,276	50%
Acquisition-related costs	613	1,093	(44)%	1,894	12,584	(85)%
Net loss contingency on regulatory matters	35	(699)	(105)%	(21,632)	63,221	(134)%
Restructuring, integration and transformation costs	5,729	4,123	39%	44,727	10,677	319%
Tax impact of the above adjustments (1)	(7,469)	(3,535)	111%	(22,536)	(12,513)	80%
Total net adjustments	28,854	35,846	(20)%	136,655	162,280	(16)%
Adjusted net income(2)	$90,905	$51,895	75%	$191,299	$173,155	10%

Weighted average shares outstanding
- Basic	56,107,042	58,732,771		56,170,658	60,004,707
- Diluted	59,687,020	61,898,460		60,231,627	62,760,198

Adjusted net income per share
- Basic	$1.62	$0.88	84%	$3.41	$2.89	18%
- Diluted	$1.52	$0.84	81%	$3.18	$2.76	15%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Constant Currency Reconciliation(1)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	YoY Change	2023	2022	YoY Change
Gross Profit as reported	$276,626	$246,594	12%	$863,044	$795,200	9%

Other cost of revenue as reported	(39,750)	(36,810)	8%	(159,562)	(133,024)	20%

Contribution ex-TAC as reported(2)	316,376	283,404	12%	1,022,606	928,224	10%
Conversion impact U.S. dollar/other currencies	(4,174)	—		3,112	—
Contribution ex-TAC at constant currency	312,202	283,404	10%	1,025,718	928,224	11%
Contribution ex-TAC(2)/Revenue as reported	56%	50%		52%	46%

Traffic acquisition costs as reported	(249,926)	(281,021)	(11)%	(926,839)	(1,088,779)	(15)%
Conversion impact U.S. dollar/other currencies	(3,965)	—		(5,815)	—
Traffic acquisition costs at constant currency	(253,891)	(281,021)	(10)%	(932,654)	(1,088,779)	(14)%

Revenue as reported	566,302	564,425	0.3%	1,949,445	2,017,003	(3)%
Conversion impact U.S. dollar/other currencies	(209)	—		8,927	—
Revenue at constant currency	$566,093	$564,425	0.3%	$1,958,372	$2,017,003	(3)%

(1) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Twelve Months Ended
	2023	2022
Shares outstanding as at January 1,	57,263,624	60,675,474
Weighted average number of shares issued during the period	(1,092,966)	(670,767)
Basic number of shares - Basic EPS basis	56,170,658	60,004,707
Dilutive effect of share options, warrants, employee warrants - Treasury method	4,060,969	2,755,491
Diluted number of shares - Diluted EPS basis	60,231,627	62,760,198

Shares issued as at December 31, before Treasury stocks	61,165,663	63,248,728
Treasury stocks as of December 31,	(5,400,572)	(5,985,104)
Shares outstanding as of December 31, after Treasury stocks	55,765,091	57,263,624
Total dilutive effect of share options, warrants, employee warrants	8,471,113	9,507,770
Fully diluted shares as at December 31,	64,236,204	66,771,394

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021

Clients	(4)%	(1)%	18,197	18,423	18,646	18,679	18,990	19,008	18,911	18,764	NA

Revenue	0.3%	21%	566,302	469,193	468,934	445,016	564,425	446,921	495,090	510,567	653,267
Americas	(0.4)%	31%	280,597	213,607	204,755	188,288	281,806	201,274	213,340	194,847	287,270
EMEA	2%	15%	189,291	164,890	158,215	160,214	185,125	150,915	176,867	193,954	234,559
APAC	(1)%	6%	96,414	90,696	105,964	96,514	97,494	94,732	104,883	121,766	131,438

Revenue	0.3%	21%	566,302	469,193	468,934	445,016	564,425	446,921	495,090	510,567	653,267
Marketing Solutions	(3)%	18%	455,030	385,762	395,274	381,907	470,918	387,288	440,423	463,888	577,962
Retail Media (2)	28%	54%	76,583	49,813	44,590	38,021	59,801	41,170	54,667	46,679	75,305
Iponweb	3%	3%	34,689	33,618	29,070	25,088	33,706	18,463	—	—	—

TAC	(11)%	12%	(249,926)	(223,798)	(228,717)	(224,398)	(281,021)	(233,543)	(280,565)	(293,650)	(377,076)
Marketing Solutions	(11)%	11%	(247,497)	(222,421)	(227,645)	(223,729)	(278,302)	(229,266)	(262,454)	(277,800)	(349,584)
Retail Media (2)	(11)%	76%	(2,429)	(1,377)	(1,072)	(669)	(2,719)	(4,277)	(18,111)	(15,850)	(27,492)
Iponweb	NM	NM	—	—	—	—	—	—	—	—	—

Contribution ex-TAC (1)	12%	29%	316,376	245,395	240,217	220,618	283,404	213,378	214,525	216,917	276,191
Marketing Solutions	8%	27%	207,533	163,341	167,629	158,178	192,616	158,022	177,969	186,088	228,378
Retail Media (2)	30%	53%	74,154	48,436	43,518	37,352	57,082	36,893	36,556	30,829	47,813
Iponweb	3%	3%	34,689	33,618	29,070	25,088	33,706	18,463	—	—	—

Cash flow from operating activities	29%	723%	161,340	19,614	1,328	41,964	125,455	41,628	13,972	74,930	66,012

Capital expenditures	36%	24%	19,724	15,849	45,519	33,219	14,522	20,307	15,452	5,564	10,145

Net cash position	(8)%	52%	411,257	269,857	298,183	380,663	448,200	407,323	562,546	589,343	515,527

Headcount	(4)%	2%	3,563	3,487	3,514	3,636	3,716	3,537	3,146	2,939	2,781

Days Sales Outstanding (days - end of month) (3)	(13) days	(3) days	58	61	69	74	71	78	76	74	65

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

(2) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions were accounted for on a gross basis. Most clients using Criteo’s legacy Retail Media solutions transitioned to this platform by the end of 2022. During the transition period, Revenue declined but Contribution ex-TAC margin increased. Contribution ex-TAC was not impacted by this transition.

(3) From September 2023, we have included Iponweb in our calculation of Days Sales Outstanding. Days Sales Outstanding excluding Iponweb would have been 71 days for the same period.